SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                         ACADIAN ASSET MANAGEMENT, INC.


Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:


          Portfolio                                             Fee
          ---------                                             ---

          Acadian  Emerging  Markets  Debt  Fund               0.65%

          Acadian  Emerging  Markets  Portfolio                1.00%